Exhibit 99.3

Google Inc.

CONSOLIDATED BALANCE SHEETS

(In millions)

	As of December 31, 2009*	As of December 31, 2010
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,198	$13,630
Marketable securities	14,287	21,345
Accounts receivable, net of allowance	3,178	4,252
Receivable under reverse repurchase agreements	—	750
Deferred income taxes, net	644	259
Income taxes receivable, net	23	—
Prepaid revenue share, expenses and other assets	837	1,326

Total current assets	29,167	41,562
Prepaid revenue share, expenses and other assets, non-current	415	442
Deferred income taxes, net, non-current	263	265
Non-marketable equity securities	129	523
Property and equipment, net	4,845	7,759
Intangible assets, net	775	1,044
Goodwill	4,903	6,256

Total assets	$40,497	$57,851

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$216	$483
Short-term debt	—	3,465
Accrued compensation and benefits	982	1,410
Accrued expenses and other current liabilities	570	961
Accrued revenue share	694	885
Securities lending payable	—	2,361
Deferred revenue	285	394
Income taxes payable, net	—	37

Total current liabilities	2,747	9,996

Deferred revenue, non-current	42	35
Income taxes payable, non-current	1,392	1,200
Other long-term liabilities	312	379

Stockholders’ equity:
Common stock and additional paid-in capital	15,817	18,235
Accumulated other comprehensive income	105	138
Retained earnings	20,082	27,868

Total stockholders’ equity	36,004	46,241

Total liabilities and stockholders’ equity	$40,497	$57,851

*	Derived from audited financial statements.

Google Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except share amounts which are reflected in thousands and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2010	2009*	2010
	(unaudited)			(unaudited)

Revenues	$6,674	$8,440	$23,651	$29,321

Costs and expenses:
Cost of revenues (including stock-based compensation expense of $6, $45, $47, $67)	2,408	2,946	8,844	10,417
Research and development (including stock-based compensation expense of $179, $224, $725, $861)	736	1,051	2,843	3,762
Sales and marketing (including stock-based compensation expense of $52, $76, $231, $261)	583	902	1,984	2,799
General and administrative (including stock-based compensation expense of $39, $51, $161, $187)	466	559	1,668	1,962

Total costs and expenses	4,193	5,458	15,339	18,940

Income from operations	2,481	2,982	8,312	10,381
Interest and other income, net	88	160	69	415

Income before income taxes	2,569	3,142	8,381	10,796
Provision for income taxes	595	599	1,861	2,291

Net income	$1,974	$2,543	$6,520	$8,505

Net income per share - basic	$6.22	$7.95	$20.62	$26.69

Net income per share - diluted	$6.13	$7.81	$20.41	$26.31

Shares used in per share calculation - basic	317,237	319,946	316,221	318,702

Shares used in per share calculation - diluted	322,163	325,536	319,416	323,251

*	Derived from audited financial statements.

Google Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2010	2009*	2010
	(unaudited)			(unaudited)
Operating activities
Net income	$1,974	$2,543	$6,520	$8,505
Adjustments:
Depreciation and amortization of property and equipment	297	280	1,240	1,067
Amortization of intangibles and other assets	68	101	284	329
Stock-based compensation expense	276	396	1,164	1,376
Excess tax benefits from stock-based award activities	(26)	(51)	(90)	(94)
Deferred income taxes	20	(14)	(268)	9
Other	6	(5)	(20)	(12)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(377)	(673)	(504)	(1,129)
Income taxes, net	120	397	217	102
Prepaid revenue share, expenses and other assets	(51)	(59)	262	(414)
Accounts payable	25	(42)	34	272
Accrued expenses and other liabilities	257	429	243	745
Accrued revenue share	101	145	158	214
Deferred revenue	41	79	76	111

Net cash provided by operating activities	2,731	3,526	9,316	11,081

Investing activities
Purchases of property and equipment	(221)	(2,545)	(810)	(4,018)
Purchases of marketable securities	(9,552)	(6,396)	(29,139)	(43,985)
Maturities and sales of marketable securities	5,087	6,730	22,103	37,099
Investments in non-marketable equity securities	(19)	(55)	(65)	(320)
Cash collateral received (returned) related to securities lending	—	(500)	—	2,361
Investments in reverse repurchase agreements	—	125	—	(750)

Acquisitions, net of cash acquired, and purchases of intangibles and other assets	(68)	(208)	(108)	(1,067)

Net cash used in investing activities	(4,773)	(2,849)	(8,019)	(10,680)

Financing activities
Net proceeds related to stock-based award activities	132	359	143	294
Excess tax benefits from stock-based award activities	26	51	90	94
Repurchase of common stock in connection with acquisitions	—	—	—	(801)
Proceeds from issuance of short-term debt	—	2,702	—	5,246
Repayments of short-term debt	—	(1,360)	—	(1,783)

Net cash provided by financing activities	158	1,752	233	3,050

Effect of exchange rate changes on cash and cash equivalents	(5)	(56)	11	(19)

Net increase (decrease) in cash and cash equivalents	(1,889)	2,373	1,541	3,432
Cash and cash equivalents at beginning of period	12,087	11,257	8,657	10,198

Cash and cash equivalents at end of period	$10,198	$13,630	$10,198	$13,630

*	Derived from audited financial statements.

The following table presents our revenues by revenue source (in millions, unaudited):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2010	2009	2010
Advertising revenues:
Google web sites	$4,421	$5,672	$15,723	$19,444
Google Network web sites	2,044	2,495	7,166	8,792

Total advertising revenues	6,465	8,167	22,889	28,236
Other revenues	209	273	762	1,085

Revenues	$6,674	$8,440	$23,651	$29,321

The following table presents our revenues, by revenue source, as a percentage of total revenues (unaudited):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2010	2009	2010
Advertising revenues:
Google web sites	66%	67%	67%	66%
Google Network web sites	31%	30%	30%	30%

Total advertising revenues	97%	97%	97%	96%
Other revenues	3%	3%	3%	4%

Revenues	100%	100%	100%	100%